QNETIC CORPORATION

2023 STOCK INCENTIVE PLAN

NOTICE OF PRC STOCK OPTION AWARD

Grantee's Name and Address: __________________________________________

You (the "Grantee") have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of PRC Stock Option Award (the "Notice"), the Qnetic Corporation 2023 Stock Incentive Plan, as amended from time to time (the "Plan") and the PRC Stock Option Award Agreement (the "Option Agreement") attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number	ISO/NSO-00_
Date of Award	________________, 2023
Vesting Commencement Date	_______________________________________
Exercise Price per Share	$ __________

Total Number of Shares subject to the Option (the "Shares")	_____________
Total Exercise Price	$ ____________
Type of Option:	____ Incentive Stock Option
____ Non-Qualified Stock Option
Expiration Date:	________________, 20____
Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee's Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest twelve (12) months after the Vesting Commencement Date, and 1/36 of the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the Vesting Commencement Date thereafter.

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During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the Option shall resume upon the Grantee's termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.

In the event of termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Option shall terminate concurrently with the termination of the Grantee's Continuous Service, except as otherwise determined by the Administrator.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

Qnetic Corporation

a Delaware Corporation

By: ___________________________________

Name: Michael Alexander Pratt

Title: CEO

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE'S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE'S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 20 of the Option Agreement. The Grantee further agrees to the venue selection in accordance with Section 21 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

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Dated:	Signed:
Grantee

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Award Number: _________

QNETIC CORPORATION 2023 STOCK INCENTIVE PLAN

PRC STOCK OPTION AWARD AGREEMENT

1. Grant of Option. Qnetic Corporation, a Delaware Corporation (the "Company"), hereby grants to the Grantee (the "Grantee") named in the Notice of PRC Stock Option Award (the "Notice"), an option (the "Option") to purchase the Total Number of Shares of Common Stock subject to the Option (the "Shares") set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the "Exercise Price") subject to the terms and provisions of the Notice, this PRC Stock Option Award Agreement (the "Option Agreement") and the Company's 2023 Stock Incentive Plan, as amended from time to time (the "Plan"), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to such options shall be determined as of the grant date of the relevant option. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Grantee (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

The Option and any Shares or cash acquired pursuant hereto, shall be held by the Company under the Escrow Provision, attached hereto on Schedule I.

2. Exercise of Option.

(a) Right to Exercise.

(i) Subject to Subsection 2(a)(ii), the Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or a Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(ii) Notwithstanding anything to the contrary in this Option Agreement, with respect to any Grantee who is a PRC citizen or resident in China, or otherwise, as the Administrator in its sole discretion may determine, may be deemed as a "domestic resident" as defined in the Circular No. 37 (and/or such successor circular, the "SAFE Circular") issued by the State Administration of Foreign Exchange of the People's Republic of China (the "PRC") on July 14, 2014 (a "PRC Grantee"), the Option shall become exercisable only upon the receipt of written confirmation from both the PRC Grantee and counsel to the Company, in form and substance reasonably satisfactory to the Administrator, that:

(1) (x) such PRC Grantee is not subject to the registration or other compliance requirements of the SAFE Circular, or (y) such PRC Grantee (i) is subject to such registration and compliance requirements of the SAFE Circular and (ii) has fully complied with such registration and compliance requirements of the SAFE Circular; and

(2) the exercise of the Option by the PRC Grantee will not violate any Applicable Laws of the PRC and will not subject the Grantee or the Company to any filing or registration with, or obtain any approval or permit from, any PRC governmental or regulatory authorities (the "PRC Compliance") which, as the Administrator may determine in its sole discretion, would be unreasonably burdensome on the Company or is likely to have a material adverse effect on the Company's business, operations or prospects.

The PRC Grantee shall have executed a Power of Attorney in substantially the form attached hereto as Schedule II (or in such form and substance as may be required by the then applicable PRC laws or regulations and is determined by the Administrator as reasonably satisfactory to the Company) authorizing the Company (or any representative designated by the Company) to take such actions and execute such instruments on behalf of such PRC Grantee in the event where such PRC Compliance is required, and the PRC Grantee agrees to take, or cause to be taken, any additional actions and execute any additional instruments as may be requested by the Company to ensure such compliance.

(b) Method of Exercise. The Grantee may instruct the Company to exercise the Option, to the extent then vested, on his or her behalf, by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any Applicable Laws.

(c) Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares. Upon exercise of the Option, the Company or the Grantee's employer may offset or withhold (from any amount owed by the Company or the Grantee's employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations. The Grantee acknowledges that the positive difference between the Exercise Price and the Fair Market Value of a Share on the date of exercise and any capital income from the disposition of the Shares may be subject to PRC taxes and the Grantee's local employer may withhold such applicable PRC taxes. The Grantee authorizes the Company (and/or the Parent or Subsidiary employing or retaining the Grantee), to the extent determined appropriate by the Company in its discretion and permissible under Applicable Laws, to (i) withhold all applicable taxes legally payable by the Grantee from the Grantee's wages or other cash compensation payable to the Grantee by the Company (and/or the Parent or Subsidiary employing or retaining the Grantee) or from proceeds from the sale of Shares acquired upon exercise of the Option in an amount sufficient to cover such tax obligations, (ii) reduce the number of Shares otherwise deliverable to the Grantee equal to the minimum amount statutorily required to be withheld or (iii) sell a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise). Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

3. Grantee's Representations. The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act of 1933, as amended or any United States securities laws. In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Laws:

(a) cash;

(b) check;

(c) if the exercise occurs on or after the Registration Date, surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company's earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or

(d) if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

In addition, notwithstanding anything else contained herein to the contrary, the Administrator may, at its discretion, limit the method of Option exercise to a cashless method for such PRC Grantee for purpose of such PRC Compliance. Such discretion includes and is not limited to the required exchange of proceeds by the Administrator into Renminbi for transmittal to such PRC Grantee, deductions for fees associated with the exchange, and deductions for PRC taxes, as may be necessary to comply with the applicable PRC foreign exchange and tax regulations.

5. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. In addition, the Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company. If the exercise of the Option within the applicable time periods set forth in Sections 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 5, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

6. Termination or Change of Continuous Service. In the event the Grantee's Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the "Termination Date"). The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee's Continuous Service (also the "Termination Date"). In no event, however, shall the Option be exercised later than the Expiration

Date set forth in the Notice. In the event of the Grantee's change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non- Qualified Stock Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

7. Disability of Grantee. In the event the Grantee's Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

8. Death of Grantee. In the event of the termination of the Grantee's Continuous Service as a result of his or her death, or in the event of the Grantee's death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee's termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9. Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution; provided, however, that a Non-Qualified Stock Option may be transferred during the lifetime of the Grantee by gift or pursuant to a domestic relations order to members of the Grantee's Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee's Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised (a) by the person or persons designated under the deceased Grantee's beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee's legal representative or by any person empowered to do so under the deceased Grantee's will or under the then Applicable Laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11. Company's Right of First Refusal.

(a) Transfer Notice. Neither the Grantee nor a transferee (either being sometimes referred to herein as the "Holder") shall sell, hypothecate, encumber or otherwise transfer any Shares or any right or interest therein without first complying with the provisions of this Section 11 or obtaining the prior written consent of the Company and provided further that such Shares are "Mature Shares" (which means that the Shares have been held by the Holder (and any successor Holder) for the requisite period, if any, necessary to avoid a charge to the Company's earnings for financial reporting purposes). In the event the Holder desires to accept a bona fide third-party offer for any or all of the Shares, the Holder shall provide the Company with written notice (the "Transfer Notice") of:

(i) The Holder's intention to transfer;

(ii) The name of the proposed transferee;

(iii) The number of Shares to be transferred; and

(iv) The proposed transfer price or value and terms thereof.

If the Holder proposes to transfer any Shares to more than one transferee, the Holder shall provide a separate Transfer Notice for the proposed transfer to each transferee. The Transfer Notice shall be signed by both the Holder and the proposed transferee and must constitute a binding commitment of the Holder and the proposed transferee for the transfer of the Shares to the proposed transferee subject to the terms and conditions of this Option Agreement.

(b) Bona Fide Transfer. If the Company determines that the information provided by the Holder in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Holder written notice of the Holder's failure to comply with the procedure described in this Section 11, and the Holder shall have no right to transfer the Shares without first complying with the procedure described in this Section 11. The Holder shall not be permitted to transfer the Shares if the proposed transfer is not bona fide.

(c) First Refusal Exercise Notice. The Company shall have the right to purchase (the "Right of First Refusal") all but not less than all, of the Shares which are described in the Transfer Notice (the "Offered Shares"). The Offered Shares shall be repurchased at (i) the per share price or value and in accordance with the terms stated in the Transfer Notice (subject to Section 11(d) below) or (ii) the Fair Market Value of the Shares on the date on which the purchase is to be effected if no consideration is paid pursuant to the terms stated in the Transfer Notice, which Right of First Refusal shall be exercised by written notice (the "First Refusal Exercise Notice") to the Holder at any time within thirty (30) days after receipt of the Transfer Notice (the "Option Period"). During the Option Period or the 45-day period specified in Section 11(f) below, the Company may exercise its Repurchase Right (as set forth in Section 12 below) in lieu of or in addition to its Right of First Refusal if the Repurchase Right is or becomes exercisable during the Option Period or such 45-day period.

(d) Payment Terms. The Company shall consummate the purchase of the Offered Shares on the terms set forth in the Transfer Notice within sixty (60) days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Administrator. Upon payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without further action by the Holder.

(e) Assignment. Whenever the Company shall have the right to purchase Shares under this Right of First Refusal, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations, to exercise all or a part of the Company's Right of First Refusal.

(f) Non-Exercise. If the Company and/or its assigns do not collectively elect to exercise the Right of First Refusal within the Option Period or such earlier time if the Company and/or its assigns notifies the Holder that it will not exercise the Right of First Refusal, then the Holder may transfer the Shares upon the terms and conditions stated in the Transfer Notice, provided that:

(i) The transfer is made within forty-five (45) days of the earlier of (A) the date the Company and/or its assigns notify the Holder that the Right of First Refusal will not be exercised or (B) the expiration of the Option Period; and

(ii) The transferee agrees in writing that such Shares shall be held subject to the provisions of this Option Agreement.

The Company shall have the right to demand further assurances from the Holder and the transferee (in a form satisfactory to the Company) that the transfer of the Offered Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Offered Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide.

(g) Expiration of Transfer Period. Following such 45-day period, no transfer of the Offered Shares and no change in the terms of the transfer as stated in the Transfer Notice (including the name of the proposed transferee) shall be permitted without a new written Transfer Notice prepared and submitted in accordance with the requirements of this Right of First Refusal.

(h) Termination of Right of First Refusal. The provisions of this Right of First Refusal shall terminate as to all Shares upon the Registration Date.

(i) Additional Shares or Substituted Securities. In the event of any transaction described in Sections 10 or 11 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Right of First Refusal, but only to the extent the Shares are at the time covered by such right. The Company may also exercise its buy-out rights as set forth in Section 11(d) of the Plan.

12. Company's Repurchase Right.

(a) Grant of Repurchase Right. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time (i) during the nine (9) month period following the Termination Date, or (ii) during the nine (9) month period following an exercise of the Option that occurs after the Termination Date to repurchase all or any portion of the Shares (such Shares, the "Repurchase Shares" and such period, the "Share Repurchase Period")

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Grantee prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Grantee in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the lesser of the Purchase Price per Share previously paid by the Grantee to the Company for such Shares and the Fair Market Value per Share on the date on which such repurchase is to be effected. Upon such payment to the Grantee or deposit into escrow for the benefit of the Grantee, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the Grantee.

(c) Assignment. Whenever the Company shall have the right to purchase Shares under this Repurchase Right, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations, to exercise all or a part of the Company's Repurchase Right.

(d) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to all Shares upon the Registration Date.

(e) Additional Shares or Substituted Securities. In the event of any transaction described in Sections 10 or 11 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. The Company may also exercise its buy-out rights as set forth in Section 11(d) of the Plan.

13. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice or the Plan, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

14. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

15. Tax Consequences.

(a) The Grantee may incur tax liability as a result of the Grantee's purchase or disposition of the Shares. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(b) Notwithstanding the Company's good faith determination of the Fair Market Value of the Company's Common Stock for purposes of determining the Exercise Price Per Share of the Option as set forth in the Notice, the taxing authorities may assert that the Fair Market Value of the Common Stock on the Date of Award was greater than the Exercise Price Per Share. If designated in the Notice as an Incentive Stock Option, the Option may fail to qualify as an Incentive Stock Option if the Exercise Price Per Share of the Option is less than the Fair Market Value of the Common Stock on the Date of Award. In addition, under Section 409A of the Code, if the Exercise Price Per Share of the Option is less than the Fair Market Value of the Common Stock on the Date of Award, the Option may be treated as a form of deferred compensation and the Grantee may be subject to an acceleration of income recognition, an additional 20% tax, plus interest and possible penalties. The Company makes no representation that the Option will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Option or to mitigate its effects on any deferrals or payments made in respect of the Option. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

16. Lock-Up Agreement.

(a) Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 16.

(b) No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Company's Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 16(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 16 may not be amended or waived except with the consent of the Lead Underwriter.

17. Transfer and/or Disposition of Shares. Notwithstanding anything to the contrary, the Company may require the Grantee to hold Shares acquired pursuant to exercise of the Option with an escrow agent designated by the Company and/or require the Grantee to transfer or sell the Shares pursuant to such policies and procedures as the Company deems appropriate from time to time, including any procedures necessary to obtain approval from the State Administration of Foreign Exchange ("SAFE") or its local agency for the acquisition and disposition of the Shares by the Grantee. The Company may require that all proceeds received from the Option be remitted to the PRC if the Company deems such action is necessary or appropriate to comply with Applicable Laws.

Notwithstanding anything to the contrary, the Grantee must sell, transfer or otherwise dispose of the Shares acquired pursuant to the exercise of the Option in such manner and subject to such terms and conditions as the Administrator determines within such period of time as the Administrator may designate from time to time to comply with Applicable Laws, including requirements and conditions relating to SAFE registration (the "Disposition Deadline"). The Grantee hereby authorizes the Company and appoints the Company as its attorney-in-fact to sell on the Grantee's behalf any Shares held by the Grantee after the Disposition Deadline, without any further action, consent or instruction by the Grantee. The Grantee hereby acknowledges and agrees that the Company will not be held liable to the Grantee with respect to its actions relating to the sale, transfer or disposition of Shares after the Disposition Deadline.

18. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

19. Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

20. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

21. Venue. The Company, the Grantee, and the Grantee's assignees pursuant to Section 9 (the "parties") agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of New York) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 21 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

22. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon (i) personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party; or (ii) sending electronic mails, when directed to an electronic mail address at which the other party has consented to receive notices.

23. Confidentiality. To the extent required by Applicable Laws, the Company shall provide to the Grantee, during the period the Option is outstanding, copies of financial statements of the Company at least annually. The Grantee understands and agrees that such financial statements are confidential and shall not be disclosed by the Grantee, to any entity or person, for any reason, at any time, without the prior written consent of the Company, unless required by law. If disclosure of such financial statements is required by law, whether through subpoena, request for production, deposition, or otherwise, the Grantee promptly shall provide written notice to Company, including copies of the subpoena, request for production, deposition, or otherwise, within five (5) business days of their receipt by the Grantee and prior to any disclosure so as to provide Company an opportunity to move to quash or otherwise to oppose the disclosure. Notwithstanding the foregoing, the Grantee may disclose the terms of such financial statements to his or her spouse or domestic partner, and for legitimate business reasons, to legal, financial, and tax advisors.

24. Acknowledgement.

(a) The Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Grantee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in the Grant Notice.

(b) The Grantee acknowledges that benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by Applicable Laws, the benefits and rights provided under the Plan are not to be considered part of the Grantee's salary or compensation for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. The Grantee waives any and all rights to compensation or damages as a result of the termination of employment with the Company for any reason whatsoever insofar as those rights result or may result from:

(i) the loss or diminution in value of such rights under the Plan, or

(ii) the Grantee ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination.

(c) The grant of the Option, and any future grant of Options under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of the Option nor any future grant of an Option by the Company will be deemed to create any obligation to grant any further Options, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right, at any time, to amend, suspend or terminate the Plan.

(d) The Plan will not be deemed to constitute and will not be construed by the Grantee to constitute, part of the terms and conditions of employment, and the Company will not incur any liability of any kind to the Grantee as a result of any change or amendment, or any cancellation, of the Plan at any time.

(e) Participation in the Plan will not be deemed to constitute and will not be deemed by the Grantee to constitute, an employment or labor relationship of any kind with the Company.

(f) By entering into this Option Agreement, and as a condition of the grant of the Option, the Grantee consents to the collection, use, and transfer of personal data as described in this subsection to the full extent permitted by and in full compliance with Applicable Laws.

(g) The Grantee understands that the Company, its Parent or any Subsidiary may hold certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or other entitlement to

Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Grantee's favor, for the purpose of managing and administering the Plan ("Data").

(h) The Grantee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of the Grantee's participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan ("Data Recipients").

(i) The Grantee understands that these Data Recipients may be located in Grantee's country of residence or elsewhere, such as the United States. Grantee authorizes the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Grantee's participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Grantee's behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited.

(j) The Grantee understands that Grantee may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw the Grantee's consent herein in writing by contacting the Company. The Grantee further understands that withdrawing consent may affect the Grantee's ability to participate in the Plan.

(k) The Grantee has received the terms and conditions of this Option Agreement and any other related communications, and the Grantee consents to having received these documents in English.

END OF AGREEMENT

SCHEDULE I

QNETIC CORPORATION 2023 STOCK INCENTIVE PLAN

ESCROW PROVISION

1. Option. As set forth in the Option Agreement, to which these Escrow Provisions (the "Escrow Provisions") are attached, you have been granted an Option under the Plan. The Option will be held by the Company under these Escrow Provisions in an account in your name. Unless otherwise defined herein, the capitalized terms in these Escrow Provisions shall have the meanings ascribed to those terms in the Plan.

2. Legal and Equitable Title. Legal and equitable title to the Option and any cash or securities acquired pursuant to the Option, will remain with you at all times, notwithstanding that such items may be held by the Company pursuant to these Escrow Provisions.

3. Exercise of Option. You may instruct the Company to exercise the Option on your behalf at such time or times as permitted by the Option Agreement and the Plan.

4. Proceeds of Exercise. Shares acquired upon exercise of your Option will be retained in escrow under these Escrow Provisions. Subject to requirements for repatriation and settlement of foreign exchange under the laws of the PRC, you may elect to keep any proceeds from the sale of such Shares (any such sale to be performed by the Company under your direction, to the extent permitted by the Plan and the Option Agreement) in your account under these Escrow Provisions or to have them distributed to you. If you elect to have the proceeds distributed to you, the Company will use its reasonable efforts to effect such distribution within ten (10) business days of the sale, pursuant to such channels as the Company reasonably determines appropriate.

5. Powers of Company. The Company may take any and all actions, and is hereby granted such powers and discretion, as may appear necessary or proper to comply with Applicable Laws and to effectuate and carry out the terms and purposes of escrow under these Escrow Provisions, including, but not limited to, the power to exercise the Option and hold or dispose of the proceeds of such exercise in accordance with the terms of these Escrow Provisions.

6. Limitation of Liability. The Company is not liable for any damage caused by the exercise of its discretion as authorized by these Escrow Provisions for any reason, except gross negligence or willful misconduct. The Company is not liable for honest mistakes of judgment or for losses or liabilities due to honest mistakes of judgment.

7. Costs and Expenses of this Escrow. All costs and expenses of these Escrow Provisions will be borne by the Company.

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8. Entire Agreement; Governing Law; Severability. The provisions of the Plan are incorporated herein by reference. The Plan, Option Agreement (including all exhibits thereto) and these Escrow Provisions constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof and may not be modified adversely to your interest except by means of a writing signed by the Company and you. These Escrow Provisions are governed by the law of the State of Delaware except for that body of law pertaining to conflict of laws. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, these Escrow Provisions shall continue in full force and effect.

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SCHEDULE II

QNETIC CORPORATION 2023 STOCK INCENTIVE PLAN

POWER OF ATTORNEY

授 权 委 托 书

委托人：

姓名：
身份证号：
地址：
邮编：
电话：

受委托人：

姓名：
身份证号：
地址：
邮编：
电话：

委托人拟行使 Qnetic Corporation，一家根据特拉华州法律设立的公司（"境外公司"）， 根据其于______年____月____日 通过的股票期权激励计划授予委托人的期权。在满足股票期权激励计划的相应条件并行使委托人所享有的全部/ 部分到期期权后，委托人将获得 境外公司的______________股普通股。现就上述期权行使行为委托受委托人代为办理相关的外汇登记手续。

受委托人的代理权限为：代为提出申请，并办理有关声明、承认、变更或放弃的手续，领 取有关通知、证明、文件等资料，以及其他一切与办理此次外汇登记相关的事宜。

委托人：________________（签字）

二零_______年______月_______日

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EXHIBIT A

QNETIC CORPORATION 2023 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Attention: Secretary

1. Effective as of today, __________, the undersigned (the "Grantee") hereby elects to exercise the Grantee's option to purchase ___________ shares of Common Stock (the "Shares") of Qnetic Corporation, (the "Company") under and pursuant to the Company's 2023 Stock Incentive Plan, as amended from time to time (the "Plan") and the PRC Stock Option Award Agreement (the "Option Agreement") and Notice of PRC Stock Option Award (the "Notice") dated ______________, _____. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2. Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised, but retained such stock certificate(s) in escrow under the Escrow Provisions. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

The Grantee shall enjoy rights as a stockholder until such time as the Grantee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal or the Repurchase Right. Upon such exercise, the Grantee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Option Agreement, and the Grantee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

4. Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.

5. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee's purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

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6. Taxes. The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Grantee.

7. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

9. Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

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10. Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

11. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon (i) personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party; or (ii) sending electronic mails, when directed to an electronic mail address at which the other party has consented to receive notices.

13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

14. Entire Agreement. The Notice, the Plan and the Option Agreement, along with the Escrow Provisions, are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

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Submitted by:	Accepted by:

GRANTEE:	QNETIC CORPORATION

By:

Title:
(Signature)

Address:	Address:

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EXHIBIT B

QNETIC CORPORATION 2023 STOCK INCENTIVE PLAN

INVESTMENT REPRESENTATION STATEMENT

GRANTEE:
COMPANY:	QNETIC CORPORATION
SECURITY:	COMMON STOCK
AMOUNT:
DATE:

In connection with the purchase of the above-listed Securities, the undersigned Grantee represents to the Company the following:

(a) Grantee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Grantee is acquiring these Securities for investment for Grantee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(b) Grantee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee's investment intent as expressed herein. Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Securities. Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(c) Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Grantee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, except in the case of affiliates, such Securities may be resold subject to the satisfaction of the applicable conditions specified by Rule 144, including: (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three month period not exceeding specified limitations, (3) the resale being made in an unsolicited "broker's transaction," in transactions directly with a "market maker" or "riskless principal transactions" (as said terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

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In the event that the Company does not qualify under Rule 701 at the time of the grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require: the availability of current public information about the Company; the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and, in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

(e) The Grantee hereby acknowledges that the Grantee is aware of the relevant requirements under the laws of the PRC regarding overseas investment, including the requirements for approval and registration with competent authorities. The Grantee is acquiring these Securities after obtaining requisite approval or registration from competent authorities of the PRC, and any cash payment made by the Grantee to the Company in connection with such acquisition of the Securities is being made in compliance with Applicable Laws, including, but not limited to, any rules or regulations promulgated by the State Administration of Foreign Exchange of the PRC. Failure to obtain requisite approval or registration or to make payments in compliance with Applicable Laws shall relieve the Company, and any Parent or Subsidiary, of any liability in respect of the failure to issue these Securities. If the failure is revealed or occurs after the issuance of these Securities, the Company shall be entitled, at its sole discretion, to redeem or request the Grantee to transfer these Securities to a transferee who is legally entitled to hold the Securities. Unless otherwise determined by the Administrator, the redemption price shall be the Exercise Price paid by the Grantee for the Securities. The Company, its Parent and any Subsidiary shall be relieved from any liability for any redemption or request for transfer made pursuant to the foregoing.

(f) Grantee represents that Grantee is a resident of the PRC.

Signature of Grantee:

________________________________________

Date: ___________________________________

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